UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2011

LITHIUM TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10446	13-3411148
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

10379B Democracy Lane, Fairfax, Virginia	22030
(Address of Principal Executive Offices)	(Zip Code)

Our telephone number, including area code: (571) 207-9055

_________________Not Applicable____________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 30, 2011, Lithium Technology Corporation (the “Company”) entered into an Amendment to the Securities Purchase Agreement (the “Amendment”) between the Company and Cicco Holding AG (“Cicco”) dated March 30, 2011, which Securities Purchase Agreement was part of the strategic transaction with Cicco, an affiliate of Frazer-Nash Research Ltd., and was included as an exhibit to the Current Report on Form 8-K dated and filed with the United States Securities and Exchange Commission on April 7, 2011. The Amendment extends the period during which Cicco may fund the Commitment Amount (as such term is defined in the Securities Purchase Agreement) under the convertible promissory notes issuable to Cicco by the Company under the terms of the Securities Purchase Agreement by three months, until March 30, 2012. A copy of the Amendment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

99.1 Amendment To Securities Purchase Agreement dated December 30, 2011 between Lithium Technology Corporation and Cicco Holding AG.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Date: January 5, 2012

LITHIUM TECHNOLOGY CORPORATION
(Registrant)

By:	/s/ Martin Koster
Name:	Martin Koster
Title:	Chief Executive Officer